UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Texas Pacific Land Trust
(Name of the Registrant as Specified In Its Charter)

SOFTVEST, L.P.
SOFTVEST ADVISORS, LLC
ART-FGT FAMILY PARTNERS LIMITED
TESSLER FAMILY LIMITED PARTNERSHIP
ERIC L. OLIVER
ALLAN R. TESSLER
HORIZON KINETICS LLC
MURRAY STAHL
HORIZON ASSET MANAGEMENT LLC
KINETICS ADVISERS, LLC
KINETICS ASSET MANAGEMENT LLC
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT INFORMATION

On April 9, 2019, SoftVest, L.P. (“SoftVest LP”) filed a definitive proxy statement (the “Proxy Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for a special meeting of holders of the sub-share certificates of proprietary interests (the “Shares”) for the election of a new trustee of Texas Pacific Land Trust (“TPL”) to fill the vacancy created by the resignation of Maurice Meyer III (such meeting, together with any adjournments, postponements or continuations thereof, the “Special Meeting”). INVESTORS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors may obtain a free copy of the Proxy Statement, any amendments or supplements thereto and other documents that SoftVest LP files with the SEC from the SEC’s website at www.sec.gov, or by contacting D.F. King, SoftVest LP’s proxy solicitor, by phone (212-269-5550) or e-mail (TPL@dfking.com).

SoftVest Advisors, LLC, SoftVest LP, Eric L. Oliver, ART-FGT Family Partners Limited, Tessler Family Limited Partnership, Allan R. Tessler, Horizon Kinetics LLC, Horizon Asset Management LLC, Kinetics Advisers, LLC, Kinetics Asset Management LLC and Murray Stahl may be deemed participants in the solicitation of proxies from holders of Shares in connection with the matters to be considered at the Special Meeting. Information about such participants’ direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement.

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The following is a press release made available by SoftVest LP on May 13, 2019:

INVESTOR GROUP FURTHER COMMENTS ON EFFORTS OF TRUSTEES OF TEXAS PACIFIC LAND TRUST TO DELAY SHAREHOLDER VOTE

Notes Trustees’ Evolving Disclosure on the Subject

Looks Forward to Special Meeting on May 22, 2019

DALLAS, May 13, 2019 – SoftVest, L.P., Horizon Kinetics LLC and ART-FGT Family Partners, which collectively beneficially own over 25% of the outstanding shares of Texas Pacific Land Trust (NYSE: TPL), issued today the following statement:

To The TPL Trustees:

For weeks we have publicly expressed our concern that you would do anything in your power, even going beyond your Trustee authority, to prevent shareholders from exercising their voting rights if you could not count on the election of your hand-picked nominee, General Cook.  Unfortunately, you proved us right.

On May 8, 2019, you issued a press release announcing your intent to adjourn the special meeting to purportedly give shareholders time to review a proxy supplement about General Cook’s one-sentence commitment to resign after three years if elected trustee. Apparently, little did it matter to you and your advisors that you had disseminated the news a week earlier via multiple channels, and had before May 8 already mailed a letter—i.e., a “supplement”—to shareholders touting the General’s token gesture.

The headline of your May 8 press release stated that a proxy supplement was “required by [the] SEC.” The release specifically goes on to say that the “SEC ADVISED THE TRUST THAT A SUPPLEMENT TO THE TRUST’S PROXY STATEMENT IS REQUIRED because General Cook’s commitment constitutes a fundamental change to the Trust’s proxy solicitation.” (emphasis added).

But two days later, buried in your proxy supplement filed late last Friday, your explanation for delaying the vote had changed:

“General Cook’s commitment to resign after no more than three years following his election may constitute a “fundamental change” … . If so, the filing and mailing of a supplement to the Proxy Statement is required. THE STAFF OF THE SEC ASKED THE TRUST’S COUNSEL FOR AN ANALYSIS OF THIS LEGAL ISSUE. AFTER ANALYZING THIS ISSUE, THE TRUST’S COUNSEL WAS UNABLE TO COME TO A CONCLUSIVE ANSWER. Therefore… THE TRUST HAS DECIDED to prepare this Proxy Supplement.” (emphasis added).

Your initial May 8 announcement declared that the Trustees had been advised by the SEC that a supplement was “required.”  Yet, as of Friday evening it seems the decision to adjourn the meeting was ultimately yours and your counsel’s “out of an abundance of caution.”  What made you change your story in less than 48 hours?

Your reputation and character as a fiduciary Trustee with the responsibility to protect shareholders’ interests—whether their voting rights or their property—is ultimately built upon the series of actions taken.  Scapegoating a regulatory body—the SEC—for your decision to delay the vote, rather than publicly acknowledge it was ultimately your call, is one such—and grave—decision.

Once again, your actions speak volumes about your lack of commitment to good governance. It is also unfortunate that General Cook, who has based his qualifications as a candidate for Trustee upon his championing of good stewardship has chosen to remain passively on the sidelines—save for extolling a commitment to high standards of governance—while you, his sponsors, engage in this type of behavior.

At this time we believe your actions have by far bypassed your legal authority and powers under TPL’s declaration of trust.

In your vehemence to win a proxy contest, you seem to have forgotten that as trustees of a 19th century-created trust, you can be held personally accountable for operating outside the narrow confines of the authority and delegation of power granted to you under a six-page deed from 1888.  By your own choice, you are not directors of a modern corporation with broad charter powers and expansive director exculpatory provisions.

Bottom line:

●	We believe there are no legitimate reasons for you to attempt to delay the shareholder vote on a new trustee—only excuses.

●	Since March 4, 2019, when you nominated Preston Young, you have had an abundance of TIME to communicate your message to shareholders.

●	You have had an abundance of MONEY—the bank of shareholder capital expended for the most part in an impermissible manner in our view—to protect your lifetime trustee appointments.

●	You have WITHHELD the NOBO list and directed your solicitors to bombard shareholders with evening solicitation phone calls. That was not enough.

●
You continue to SPEND lavishly on social media—Google, Twitter and Facebook ads—, on lawyers, ad agents, solicitors and private investigators, to spread your vicious character attacks on us, long-term shareholders who wish to propose more open governance.  Your own senior executives have privately expressed their embarrassment at your tactics.

●	We believe most shareholders are simply tired of your messages and are ready to have their votes counted.

●	We will see you at 10 am on May 22, 2019 in Dallas, Texas, and we intend that the holders present in person or by proxy at the special meeting will have a final say on this matter.

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Important Information

SoftVest, L.P. has filed a definitive proxy statement with the United States Securities and Exchange Commission (SEC) in connection with the solicitation of proxies for a special meeting of holders of the sub-share certificates of proprietary interests for the election of a new trustee of TPL. Investors are strongly advised to read the proxy statement because it contains important information. Investors may obtain a free copy of the proxy statement from the SEC’s website at www.sec.gov, or by contacting D.F. King, SoftVest LP’s proxy solicitor, by phone (212-269-5550) or e-mail (TPL@dfking.com).